Contract of Employment

Diginex Services Limited

and

HARLING Andrew

This Agreement ("the Agreement") is made on May 16, 2025

BETWEEN

1) **Diginex Services Limited,** a company registered in the United Kingdom of Great Britain and Northern Ireland with company number 12930694 and registered address at 25 Wilton Road, Victoria, London SW1V 1LW, United Kingdom (the "Company"); **and**

2) **HARLING Andrew,** a citizen of UK with UK passport number 138994193 residing 10 Priory Road, Newbury, Berkshire, RG14 7QN (**"you" or the "Employee")**

Hereinafter individually or collectively referred to as the "**Party**" or the "**Parties**".

This contract of employment is entered into between the Parties under the terms and conditions of employment (the "**Employment**") whereas

(A) The Company desires to employ the Employee and assure itself of the services of the Employee.
(B) The Employee desires to be employed by the Company under the terms and conditions of this Agreement.

Agreed terms

1. Definitions and interpretation

The following definitions and rules of interpretation apply in this Agreement:

Capacity: agent, consultant, director, employee, owner, partner, or shareholder, or in any other capacity.

Confidential Information: information in whatever form (whether or not recorded in documentary form) and wherever located relating to the business, customers, products, affairs, and finances of the Company (or any Group Company) for the time being confidential to the Company (or any Group Company), including trade secrets, technical data, and know-how relating to the business of the Company or of any Group Company, whether or not such information is marked confidential. Confidential Information includes (without limitation) all non-public information that is either developed by or for the benefit of the Company, and which pertains to the business, clients, customers, counterparties, shareholders, employees, policies, procedures, financial condition, earnings, prospects or trade secrets of the Company. Confidential Information shall also include, without limitation, any work product developed by the Employee, either singularly or jointly with any other person(s) that is based on, or incorporates, Confidential Information.

Group: The Company, together with any of its subsidiaries, its holding company, and fellow subsidiaries of its holding company, and **Group Company** means any one of them.

Intellectual Property Rights: patents, rights to Inventions, copyright and related rights, trademarks and service marks, trade names and domain names, rights in get-up, rights in goodwill or the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, topography rights, rights in Confidential Information, copyrights, patents, trademarks, design rights, service marks, inventions, programs, software (both source

and object code), specifications, documentation, developments, designs, algorithms, procedures and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

Invention: any invention, idea, discovery, development, improvement, or innovation, whether or not patentable or capable of registration, and whether or not recorded in any medium.

Restricted Business: those parts of the business of the Company with which the Employee was involved to a material extent in the twelve (12) months before Termination.

Restricted Customer: any firm, company, or person who, during the twelve (12) months before Termination, was a customer or prospective customer of or was in the habit of dealing with the Company with whom the Employee had contact or about whom he became aware or informed in the course of Employment.

Restricted Person: anyone employed or engaged by the Company who could materially damage the interests of the Company if they were involved in any Capacity in any business concern which competes with any Restricted Business and with whom the Employee dealt in the twelve (12) months before Termination in the course of Employment.

Harassment: any unwanted physical, verbal or non-verbal conduct that has the purpose or effect of violating a person's dignity or creating an intimidating, hostile, degrading, humiliating or offensive environment for them. Harassment also includes treating someone less favorably because they have submitted or refused to submit to such foregoing behavior in the past. A single incident can amount to harassment and a person may be harassed even if they are not the intended "target".

Harassment may include, for example:

- Unwelcome sexual advances or suggestive behavior (even if the harasser may perceive them as harmless)
- Racist, sexist, homophobic or ageist jokes, or derogatory or stereotypical remarks about a particular ethnic or religious group or gender; or
- Offensive e-mails, text messages or social media content.

Bullying: any offensive, intimidating, malicious or insulting behavior involving the misuse of power that can make a person feel vulnerable, upset, humiliated, undermined or threatened.

Termination: the termination of the Employee's Employment with the Company however caused.

Cause: With regard to references in this Agreement to termination for Cause, Cause shall mean, including but not limited to:

(a) material breach of this agreement;

(b) gross misconduct or willful neglect or any act of dishonesty in the discharge of the Employee's duties hereunder;

(c) bankruptcy or making any arrangement or composition with the Employee's creditors; or

(d) conviction of any criminal offence other than an offence which in the Company's reasonable opinion does not affect the Employee's position or cast doubt upon his/her future ability or fitness to perform his/her duties hereunder

In which case the Company shall be entitled to terminate the employment summarily and without notice.

1. Clause, Schedule, and paragraph headings shall not affect the interpretation of this Agreement.

2. Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular and a reference to one gender shall include a reference to the other genders.

3. A reference to writing or written includes fax and email unless otherwise provided.

2. Position

The Employee hereby accepts a position of Global Head of Strategic Alliances and Partnerships (or such other positions as the Parties may agree from time to time) of the Company subject to and in accordance with the terms of this Agreement. The Employee agrees to carry out the full requirements of this role and what will be reasonably required of the Employee.

3. Place of Work

The Employee's place of work will be at the London office of the Company. The Employee may be required to travel both domestically and overseas in order to fulfil the duties.

4. Term of employment

The Employment shall commence on May 19, 2025 (the "Start Date"), and shall continue until terminated by either Party, subject to and in accordance with the terms and conditions of this Agreement.

5. Right to work in the United Kingdom of Great Britain and Northern Ireland

The Employment is subject to the Employee's possession of a valid visa working visa for the United Kingdom of Great Britain and Northern Ireland. The Employee shall produce evidence to the satisfaction of the Company of his right to work in the United Kingdom of Great Britain and Northern Ireland and immediately notify the Company when he ceases to possess such right.

6. Probation Period

a. The first three (3) months of the Employment shall be a probation period (the "**Probation Period**") during which the Employee's performance will be reviewed to assess the Employee's suitability for continued employment.

b. During the Probation Period, either party may terminate the employment by giving the other party one week's notice or payment in lieu.
c. The Company may from time to time extend the Probation Period at its discretion.

7. Remuneration

a. The Employee shall be paid a basic salary of GBP 223,450 per annum, equivalent to a monthly salary of GBP 18,620.83 per month. The Employee's salary shall accrue daily and be payable in 12 equal monthly arrears on the last business day of the current month, except where the Employee's commencement date is after the payroll cut-off date of a calendar month, in which case the initial wage period will be from the commencement date to the last day of the following calendar month and the Employee's remuneration shall be a pro-rated amount based on the number of full days of employment.
b. The Employee acknowledges that the Company may at any time deduct from his basic salary, or such other amounts as may be owed to the Employee, any sums that may be owed by the Employee to the Company in accordance with UK law, without limitation, any overpayments or advances made to the Employee by the Company, any overpayments in respect of annual leave taken in excess of the Employee's entitlement.

8. Incentive Award

In addition to the Monthly Salary, the Employee will be eligible to receive a cash incentive award as part of the Company's annual bonus scheme (the "**Discretionary Incentive Award**").

The Company is under no obligation to provide a Discretionary Incentive Award and any such award will be communicated to the Employee at such point as appropriate.

To be eligible to receive a Discretionary Incentive Award, the Employee must, on the payment date of such award, be employed by the Company and the Employee must not have either given notice terminating the employment with the Company for any reason whatsoever, and/or the Company must not have given notice of termination the Employment. For the avoidance of doubt and without limiting the generality of the foregoing, if at any time before the payment date of any Discretionary Incentive Award, the Employee has been given notice terminating his employment with the Company, the Employee will not be entitled to any pro-rata amount of such award.

For the avoidance of doubt, any tax liabilities arising from the any award under this Section 8 shall be the sole responsibility of the Employee.

In addition, the Company shall grant the Employee 10,000 share options under the Diginex Limited 2024 Omnibus Incentive Plan. The share options will vest after 36 months of employment. If the Employee resigns from the Company within 36 months of employment, the Employee shall forfeit the unvested options.

The Employee will be eligible to participate in the company performance related incentive scheme governed by the Diginex Limited 2024 Omnibus Incentive Plan. Details of which will be provided at a later date.

The Employee shall be eligible to participate in a performance driven commission plan.

9. Duties

During the Employment, the Employee shall:

a. Unless prevented by incapacity, diligently and faithfully serve the Company throughout the term of this Agreement and devote the whole of his time, attention and abilities to the business of the Company and shall not engage in other activities which would interfere with the proper discharge of the Employee's duties;
b. Refrain from contacting the Company's partners, clients or suppliers for any professional purposes other than on the Company's business.
c. Work at the designated office location as the normal place of work, and such other location as the Company shall reasonably require from time to time to meet its business needs and for the proper performance of the Employee's duties;
d. Conform to such hours of work as may from time to time be reasonably required by the Company and shall not be entitled to receive any additional remuneration for work performed outside of normal office hours;
e. Travel and work outside the United Kingdom as directed by the Company from time to time provided that the Employee shall not be required to permanently reside outside the United Kingdom;
f. Refrain from expressing opinions or making comments detrimental to the Company or otherwise conduct himself in a way which could be prejudicial to the Company's interests, in particular in relation to outside parties.
g. Comply with all policies and all reasonable and lawful directions written or oral given to him by the Company; and
h. Use his best endeavors to promote, protect, develop and extend the business of the Company.

10. Policies

The Employee agrees to adhere to all Policies of the Company. Failure to observe the Policies may result in disciplinary action on the Employee. The Company reserves the right to change the provisions of such Policies at any time and will provide the Employee with a copy of all such Policies.

11. Employment Benefits

a. <u>Statutory Benefits</u>: The Employee shall be entitled to all statutory benefits.

b. Sick leave: The Employee will be entitled to full pay for up to twelve (12) days of absence due to sickness or injury in any 12-month period. Any further period will be paid as provided for under the statutory sick pay (SSP) legislation in force at the relevant time. The Employee will give credit for any national insurance, sickness or other benefits obtainable by him/her under any legislation for the time being in force as a result of such absence. Monday to Friday (inclusive) in each week shall be qualifying days for the purposes of the legislation relating to SSP. For absence of more than a week, the Employee must obtain a certificate from his/her doctor (a "Statement of Fitness for Work") stating that the Employee is not fit for work and the reason(s) why. This should be forwarded to his/her line manager as soon as possible. If his/her absence continues, further certificates must be provided each week to cover the whole period of absence until the Employee returns to work. If his/her doctor provides a certificate stating that the Employee "may be fit for work" the Employee should inform his/her line manager immediately. The Company will discuss with the Employee any additional measures that may be needed to facilitate his/her return to work, taking account of his/her doctor's advice. Where the Company is concerned about the reason for absence, or frequent short-term absence, the Company may require a medical certificate for each absence regardless of the duration. In such circumstances, the Company will cover any costs incurred in obtaining such medical certificates, for absences of a week or less, on production of a doctor's invoice. The Employee agrees to be examined at the Company's expense by a doctor nominated by the Company if at any time the Company so requests and the Employee authorises such doctor to disclose and to discuss with the Company and its advisers the results of such examinations. The Employee also authorises his/her own doctor to provide the Company's doctor and/or any independent medical practitioner with any relevant extracts from his/her medical notes. This clause is without prejudice to his/her statutory rights (including his/her rights under the Access to Medical Reports Act 1988).

c. Maternity/ Paternity benefits: The Employee is entitled to maternity leave/ paternity leave pay according to UK law.

d. Other Absences: Approval should be obtained in advance from the Company for absence during working hours. If unexpected circumstances mean that this is not possible, the Employee should inform the Company as soon as possible. Absence without approval and/ or explanation will be dealt with under the disciplinary procedure which could result in disciplinary action being taken against the Employee by the Company and which may result in the termination of the Employee's employment with the Company.

e. Working Hours: The Employee's normal working hours shall be from 9:00am to 6:00pm from Monday to Friday, excluding bank holidays. The Employee is expected to work additional hours as necessary to fulfil his duties under this Agreement. The Company reserves the right to vary the Employee's working hours as necessary to meet the changing needs. The Employee shall have a meal break of one (1) hour at a time agreed with the Company. The Employee agrees for the purposes of the Working Time Regulations 1998 (and any amendment or re-enactment thereof) that any legislative

provisions imposing a maximum number of average weekly working hours will not apply to his/her employment under this agreement. The Employee may terminate the agreement contained in this clause by giving the Company not less than three months' notice in writing.

f. Annual Leave: The Company's leave year (the "Leave Year") is from January 1 to December 31. The Employee is entitled to twenty-two (22) days' paid annual leave per complete year of service on top of all bank holidays. All leave taken must be approved in advance by the relevant line manager and shall be taken at such time as may be convenient to the Company. In the year of commencement or termination of your employment, your basic leave entitlement will be calculated pro rata based on days worked in the year. All leave must be taken within the Leave Year and may not be carried over.

g. Expense Reimbursements: There may be occasions when the Employee incurs out of pocket business expenses. Company shall reimburse the Employee forthwith for all proper and reasonable out-of-pocket expenses wholly, exclusively and necessarily incurred on the Company's business by the Employee in the performance of his duties upon presentation of supporting statements, receipts, or vouchers, provided these have been agreed in advance by the Company or are in line with the Company's travel and expense policy. The Company reserves the right to make changes to the travel and expense policy from time to time.

12. Taxation

The Employee is responsible for his own personal taxes of whatever kind that are due in any jurisdiction with respect to this employment. The Employee is advised to consult his own personal tax advisor if there are any questions in this regard. When required by law, the Company may withhold income tax/ PAYE tax from the Employee's salary.

The Company takes a zero-tolerance approach to tax evasion. The Employee must not engage in any form of facilitating tax evasion, whether under UK law or under the law of any foreign country. The Employee must immediately report to the Company any request or demand from a third party to facilitate the evasion of tax or any concerns that such a request or demand may have been made.

13. Termination

The Employee or the Company may terminate this employment agreement for any reason by giving three (3) months' notice in writing to the other party, except if the Employee has misstated any details in his resume (a copy is attached in Exhibit A) in which case the Company may terminate the Employment with seven (7) days of written notice.

If the employee is engaged in material or key projects with the Company, the Company has the right to lengthen the notice period required by up to three (3) months upon consultation and agreement with the Employee.

The Company promotes a culture of inclusion, diversity and respect. Notwithstanding any notice provisions set out in this Section 13, if the Company determines, at its sole discretion, that the Employee has engaged in:

- Any form of harassment (sexual or otherwise), or
- Bullying;

then the Employee agrees that the Company shall be entitled to terminate the Employment Agreement in writing giving the minimum required statutory notice or payment in lieu.

During any notice period (whether the Employee or the Company has given notice), the Employee will, pending the termination of his employment with the Company, continue to be an employee subject to fiduciary duties and other obligations as an employee of the Company. The Employee will assist the Company in the transition of his responsibilities and will be entitled to continue to receive salary (but not any other compensation that accrues or becomes payable during such period) and to participate in all benefit plans for which the Employee is enrolled in until the actual date of the Employee's termination from the Company.

On or before the date of Termination, the Employee must return all the Company's property that is in his possession. The Employee will be liable to reimburse the Company for any loss of or damage to such property, except for fair wear and tear. The amount of such loss or damage shall be deducted from the Employee's final pay within the limits provided by the law of the United Kingdom.

In the event of the Employee's termination of employment with the Company for any reason, the Employee agrees to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any Confidential Information or to his employment, and all other documents, correspondence, manuals, security passes, keys and any other items whatsoever which may be in your possession, custody or under your control and which belong to the Company, and the Employee shall not retain or take with him any tangible materials or electronically stored data, containing or pertaining to any confidential information that the Employee may produce, acquire or obtain access to during the course of his employment.

At any time after Termination, the Employee must not represent himself as connected with the Company in any Capacity, other than as a former employee, or use any registered names or trading names associated with the Company.

14. Garden Leave

a. Following service of notice to terminate the Employment by either Party, or if the Employee purports to terminate the Employment in breach of contract, the Company may by written notice place the Employee on Garden Leave for the whole or part of the remainder of the Employment.

b. During any period of the Garden Leave:

i. the Company shall be under no obligation to provide any work to the Employee and may revoke any powers the Employee holds on behalf of the Company;

ii. the Company may require the Employee to carry out alternative duties or to only perform such specific duties as are expressly assigned to the Employee, at such location (including the Employee's home) as the Company may decide;

iii. the Employee shall continue to receive his basic salary and all contractual benefits;

iv. the Employee shall remain an employee of the Company and be bound by the terms of this Agreement (including any implied duties of good faith and fidelity);

v. the Employee shall ensure that the Company knows where he will be and how he can be contacted during each working day (except during any periods taken as holiday in the usual way);

vi. the Company may exclude the Employee from any premises of the Company; and

vii. the Company may require the Employee not to contact or deal (or attempt to contact or deal with) any officer, employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser, or other business contact of the Company.

15. Confidentiality

The terms of this contract of employment and of any ongoing remuneration and compensation payments made to the Employee from time to time should not be disclosed to any entity, organization or person or discussed with any employee of the Company except the Employee's immediate manager and/ or the Group Head of Human Resources.

During the course of the Employee's employment with the Company, the Employee will acquire Confidential Information.

The Employee is required to maintain the confidentiality of Confidential Information and by signing this contract of employment as provided below, the Employee acknowledges and confirms that he will not, at any time during or after the termination of employment with the Company, except as required by law, for any reason disclose any Confidential Information to any persons other than a) those who are employees of the Company and need to know or whose business it is to know the same, b) third parties if such disclosure is necessary in connection with the legitimate business of the Company, or c) with prior written approval of the Company. For the avoidance of doubt, sound, picture or other types of recordings are prohibited unless authorized in writing by the Company and so is the uploading or sending of any document or email to personal storage or personal email.

The provisions of this clause do not apply to any Confidential Information which:

a. is in or enters the public domain other than by breach of this Agreement; or

b. is obtained from a third party who is lawfully authorized to disclose such information; or

c. is authorized for release by the prior written consent of the board of directors; or

d. is a protected disclosure as defined by and made in accordance with Part IVA Employment Rights Act 1996.

Furthermore, the Employee will not, during or after the termination of your employment with the Company, attempt to use Confidential Information to the detriment or prejudice of the Company or for personal gain or the gain of a third party.

The Employee represents, warrants and agrees that he will not improperly use or disclose to the Company for its benefit or enter into the Company's electronic systems any confidential information (including without limitation, client lists and client-sensitive information such as information relating to client accounts and transactions) or trade secrets which are proprietary or belong to i) any former or current employers or ii) any other person to whom the Employee owes an obligation of confidentiality.

The Employee must not bring onto the premises of the Company any materials which contain such confidential information or trade secrets, any unpublished documents or property belonging to any person referred to in either i) or ii) above unless consented to in writing by such person.

16. Non-Compete

Within three (3) months after the termination date, the Employee shall not, whether on his own behalf or in conjunction with or on behalf of any other person, firm, company or organisation (and whether as director, shareholder, principal, consultant, agent, partner, employee, contractor or otherwise) directly or indirectly undertake, carry on, be employed or engaged in or be concerned with a business or proposed business which is similar to or competitive with any business of the Company.

For the avoidance of any doubt, this Non-Competition restraint will not prevent the Employee from participating or engaging in a business which does not and is unlikely to compete with the Company and otherwise does not pose any threat to their business, clients and Confidential Information.

The Employee agrees that if, during either employment with the Company or the period of the restrictions set out in this paragraph, the Employee receives an offer of employment or engagement, the Employee will provide a copy of these restrictions to the offeror as soon as reasonably practicable after receiving the offer.

17. Non-Solicitation

Within twelve (12) months after the termination date, the Employee shall not, whether on the Employee's own behalf or in conjunction with or on behalf of any other person, firm, company, organisation or any other entity (and whether as director, shareholder, principal, consultant, agent, partner, employee, contractor or otherwise) directly or indirectly:

a. solicit or endeavor to entice away from the Company the business or custom of a Restricted Customer with a view to providing any goods or services to that Restricted Customer in competition with any Restricted Business;
b. be directly or indirectly engaged or involved in any business concern which is in competition with any Restricted Business as an employee, director, consultant, advisor, business owner, or otherwise; and
c. in the course of any business concern which is in competition with any Restricted Business, employ or engage or otherwise entice away or facilitate the employment or engagement of any Restricted Person, whether or not such person would be in breach of contract as a result of such employment or engagement.

In the course of any business concern which is in competition with any Restricted Business, employ or engage or otherwise entice away or facilitate the employment or engagement of any Restricted Person, whether or not such person would be in breach of contract as a result of such employment or engagement.

18. Employer's property

All documents, manuals, hardware, and software provided for the Employee's use by the Company, and any data or documents (including copies and emails) produced, maintained, or stored on the Company's computer systems or other electronic equipment (including mobile phones), remain the property of the Company.

19. Intellectual property

All Intellectual Property developed or created by the Employee or with the Employee's assistance during the Employee's employment with the Company in the context of the business of the Company or any related activities and Restrictive Business shall be and at all times remain the property of the Company.

The Employee agrees not to use the Intellectual Property in any way other than for the purpose of performing his duties for the Company.

The Employee further agrees that he will at the request and expense of the Company at any time during or following the termination of his employment with the Company:

a. Give and supply all such information and assistance to the Company to enable the Company to use the Intellectual Property to its best advantage;
b. Forthwith deliver to the Company any and all materials and media (including any copies thereof) containing the Intellectual Property to its best advantage;
c. Sign, execute and/ or acknowledge any and all such documents and perform any and all such acts as may be necessary, useful or convenient for the purpose of securing to the Company patent, copyright, trade secret or other proprietary protection for the Intellectual Property throughout the world.

20. Outside interests

a. During the Employment, the Employee shall not, except as a representative of the Company or with the prior written approval of the Company, whether paid or unpaid, be directly or indirectly engaged or concerned or have any financial interests in any Capacity in any other business, trade, profession, or occupation (or the setting up of any business, trade, profession, or occupation).

b. Notwithstanding Clause 20.a, the Employee may hold an investment by way of shares or other securities of not more than five per cent (5%) of the total issued share capital of any company (whether or not it is listed or dealt in on a recognized stock exchange) where such company does not carry on a business similar to or competitive with any business for the time being carried on by the Company.

21. Pension

The Employee may join such registered pension scheme as has been set up by the Company subject to the Employee satisfying certain eligibility criteria and subject to the scheme rules as amended from time to time.

22. Financial Services Regulation

The Employee agrees to adhere to the laws controlling dealing and broking operations, together with any requirements laid down by relevant regulatory bodies to the extent that such laws and requirements are provided to the Employee by the Company from time to time as applicable.

The Employee acknowledges and agrees to undertake at the direction of the Company any course or examinations which may be required by the relevant regulatory bodies for the proper undertaking of any duties assigned to the Employee by the Company in relation to any product or any jurisdiction, or which may assist the Employee and/or the Company in better undertaking the Employee's duties hereunder. Failure to complete or pass such courses or examinations may result in the Company's disciplinary procedures being invoked.

23. Scope of Restraints

The Employee agrees that the restraints are reasonable and necessary in all circumstances for the protection of the Company's Confidential Information, proprietary interest, client relations, and all other legitimate business interest of the Company and that, having regard to those interests, the restraints do not work unreasonably on you.

Further, the Employee agrees that:

a. The various provisions of the restraints each constitute an entirely separate and independent covenant and that if any part of them is or becomes illegal, invalid or unenforceable, this will not affect the legality, validity or enforceability of the remaining provisions of the restraints; and
b. If one or more of the restraints should be held by the court to be illegal, invalid or unenforceable for any reason whatsoever but would have been held valid if part of the wordings had been deleted or the period reduced or the range of activities reduced in

scope, the said restraints shall apply with such modifications as may be necessary to make them valid and effective.

For the avoidance of doubt, the restraints shall apply in relation to all clients and person in respect of whom they are expressed to apply notwithstanding that such clients and persons may have been introduced to the Company by the Employee (or any person under the Employee's control) before or during the Employee's (or that person's) employment with the Company.

23. Remedies

The Employee acknowledges that damages may not be an adequate remedy for breach of the restraints by the Employee, and that the Company may also, or alternative seek injunctive or equitable relief for your breach or potential breach of any of the restraints.

24. Suspension

The Company has the right to suspend all or any of the Employee's duties for such period and on such terms as it considers appropriate. The Company may exercise the right to suspend at any time (including during a period of notice terminating the Employee's employment) and may do so as a disciplinary measure, pending the completion or continuance of any internal investigation or for any other reasons, in accordance with applicable laws and regulations. During the suspension, the Employee will remain an employee of the Company subject to the obligations under this contract of employment and may receive either full, part or no pay, as determined by the Company.

25. Obligation to Cooperate

The Employee agrees that during the employment with the Company and following the termination of the employment, the Employee will cooperate with the Company, to make himself reasonably available and to render all necessary assistance to the Company in connection with any governmental or regulatory investigation or proceeding and in the prosecution or defence by the Company of all claims, demands, suits, actions, proceedings and causes of action brought against or by third parties and howsoever arising, including (without limiting the generality of the foregoing) making affidavits or signed statements where this evidence may be necessary or desirable in any such matter. The Company covenants upon reasonable request to reimburse the Employee for the reasonable costs incurred by the Employee in assisting in any of the foregoing matters after the termination of the Employee's employment with the Company.

26. Entire Agreement

a. This Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations, and understandings between them, whether written or oral, relating to its subject matter.

b. Each Party agrees that it shall have no remedies in respect of any statement, representation, assurance, or warranty (whether made innocently or negligently) that is

not set out in this Agreement. Each Party agrees that it shall have no claim for innocent or negligent misrepresentation based on any statement in this Agreement.

27. Personal Data

The Company is committed to complying with the principles and requirements of all applicable Data Protection Legislation. The Company will collect and process information relating to the Employee in accordance with the privacy notice which is annexed to this agreement under Annex A. The Employee is required to sign and date the privacy notice and return to Human Resources and it forms an integral part of this Agreement.

Full details of the Company's personal data processing activities are set out in the Company's Data Privacy Policy, a copy of which is available online at the Company's intranet, as amended from time to time. The Employee shall comply with the Data Protection policy when handling personal data in the course of employment including personal data relating to any employee, worker, contractor, customer, client, supplier or agent of the Company.

Failure to comply with the Data protection policy may be dealt with under our disciplinary procedure and, in serious cases, may be treated as gross misconduct leading to summary dismissal.

28. Monitoring of Communications

All communications, whether by telephone, email, fax or any other means, which are transmitted, undertaken or received using Company property or on Company premises, or which relate to the Company's affairs, will be treated by the Company as work-related and are subject to occasional interception, recording and monitoring without further notice. The Employee should not regard any such communications as private.

Interception, recording and monitoring of communications is intended to protect the Company's business interests, for example but without limitation, for the purposes of quality control, security of communication and IT systems, record-keeping and evidential requirements, detection and prevention of criminal activity or misconduct and to assist the Company to comply with relevant legal requirements. Such interception, recording and monitoring will not be undertaken for prurient interest.

By transmitting, undertaking or receiving communication using Company property or on Company premises the Employee consents to the above terms.

29. Changes to Terms of Employment

The Company reserves the right to make reasonable changes to any terms of the Employment, upon consultation with, and agreement by, the Employee.

30. Copies of the Agreement

This Agreement may be executed in any number of copies, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one Agreement.

31. Severability

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner.

32. Governing Law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England.

Executed by Diginex Services Limited

Acting by the Undersigned

DocuSigned by:
Mark Justin Blick
00F81DD80804445...

Signature and Date: ______________________ 19 May 2025

Signatory: Mark Blick, Director

Signature and Date: ______________________ 18th May, 2025

Name: HARLING Andrew (the Employee)*

* I have received a copy of the Agreement from the Company concerning my Employment. I have read, considered and understood and hereby accept its terms and conditions. I acknowledge having been given an opportunity to obtain any legal consultation and advice with respect to the terms and conditions herein, and execute this Agreement freely and voluntarily with full understanding of its contents. This Agreement and my Employment hereunder have not been induced by any representations of the Company not contained herein.

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EXHIBIT A

ANNEX A

Privacy notice for employees, workers and contractors

WHAT IS THE PURPOSE OF THIS DOCUMENT?

Diginex is committed to protecting the privacy and security of your personal information.

This privacy notice describes how we collect and use personal information about you during and after your working relationship with us, in accordance with the General Data Protection Regulation (GDPR).

It applies to all employees, workers and contractors.

Diginex is a "data controller". This means that we are responsible for deciding how we hold and use personal information about you. We are required under data protection legislation to notify you of the information contained in this privacy notice.

This notice applies to current and former employees, workers and contractors. This notice does not form part of any contract of employment or other contract to provide services. We may update this notice at any time but if we do so, we will provide you with an updated copy of this notice as soon as reasonably practical.

It is important that you read and retain this notice, together with any other privacy notice we may provide on specific occasions when we are collecting or processing personal information about you, so that you are aware of how and why we are using such information and what your rights are under the data protection legislation.

DATA PROTECTION PRINCIPLES

We will comply with data protection law. This says that the personal information we hold about you must be:

1. Used lawfully, fairly and in a transparent way.

2. Collected only for valid purposes that we have clearly explained to you and not used in any way that is incompatible with those purposes.

3. Relevant to the purposes we have told you about and limited only to those purposes.

4. Accurate and kept up to date.

5. Kept only as long as necessary for the purposes we have told you about.

6. Kept securely.

THE KIND OF INFORMATION WE HOLD ABOUT YOU

Personal data, or personal information, means any information about an individual from which that person can be identified. It does not include data where the identity has been removed (anonymous data).

There are certain types of more sensitive personal data which require a higher level of protection, such as information about a person's health or sexual orientation. Information about criminal convictions also warrants this higher level of protection.

We will collect, store, and use the following categories of personal information about you:

1. Personal contact details such as name, title, addresses, telephone numbers, and personal email addresses.
2. Date of birth.
3. Gender.
4. Marital status and dependants.
5. Next of kin and emergency contact information.
6. National Insurance number.
7. Bank account details, payroll records and tax status information.
8. Salary, annual leave, pension and benefits information.
9. Start date and, if different, the date of your continuous employment.
10. Leaving date and your reason for leaving.
11. Location of employment or workplace.
12. Copy of driving licence and passport.
13. Recruitment information (including copies of right to work documentation, references and other information included in a CV or cover letter or as part of the application process).
14. Employment records (including job titles, work history, working hours, holidays, training records and professional memberships).
15. Compensation history.
16. Performance information.
17. Disciplinary and grievance information.
18. CCTV footage and other information obtained through electronic means such as swipe card records.
19. Information about your use of our information and communications systems.
20. Photographs.
21. Results of HMRC employment status check, details of your interest in and connection with the intermediary through which your services are supplied.

We may also collect, store and use the following more sensitive types of personal information:

1. Information about your race or ethnicity.

2. Trade union membership.
3. Information about your health, including any medical condition, health and sickness records, including:
   - 3.1. where you leave employment and under any share plan operated by a group company the reason for leaving is determined to be ill-health, injury or disability, the records relating to that decision;
   - 3.2. details of any absences (other than holidays) from work including time on statutory parental leave and sick leave; and
   - 3.3. where you leave employment and the reason for leaving is related to your health, information about that condition needed for pensions and permanent health insurance purposes.
4. Genetic information and biometric data.
5. Information about criminal convictions and offences.

HOW IS YOUR PERSONAL INFORMATION COLLECTED?

We collect personal information about employees, workers and contactors through the application and recruitment process, either directly from candidates or sometimes from an employment agency or background check provider. We may sometimes collect additional information from third parties including former employers, credit reference agencies or other background check agencies.

We may also collect personal information from the trustees or managers of pension arrangements operated by a group company.

We will collect additional personal information in the course of job-related activities throughout the period of you working for us.

HOW WE WILL USE INFORMATION ABOUT YOU

We will only use your personal information when the law allows us to. Most commonly, we will use your personal information in the following circumstances:

1. Where we need to perform the contract we have entered into with you.

2. Where we need to comply with a legal obligation.

3. Where it is necessary for legitimate interests pursued by us or a third party and your interests and fundamental rights do not override those interests.

We may also use your personal information in the following situations, which are likely to be rare:

1. Where we need to protect your interests (or someone else's interests).

2. Where it is needed in the public interest or for official purposes.

Situations in which we will use your personal information

We need all the categories of information in the list above primarily to allow us to perform our contract with you [*] and to enable us to comply with legal obligations [**]. In some cases we may use your personal information to pursue legitimate interests [***], provided your interests and fundamental rights do not override those interests. The situations in which we will process your personal information are listed below.

1. Making a decision about your recruitment or appointment.

2. Determining the terms on which you work for us.
3. Checking you are legally entitled to work in the UK.
4. Paying you and, if you are an employee or deemed employee for tax purposes, deducting tax and National Insurance contributions (NICs).
5. Providing the following benefits to you: Pension.
6. Inviting you to participate in any share plans operated by a group company.
7. Granting awards under any share plans operated by a group company.
8. Administering your participation in any share plans operated by a group company, including communicating with you about your participation and collecting any tax and NICs due on any share awards.
9. Enrolling you in a pension arrangement in accordance with our statutory automatic enrolment duties.
10. Liaising with the trustees or managers of a pension arrangement operated by a group company, your pension provider and any other provider of employee benefits.
11. Administering the contract we have entered into with you.
12. Business management and planning, including accounting and auditing.
13. Conducting performance reviews, managing performance and determining performance requirements.
14. Making decisions about salary reviews and compensation.
15. Assessing qualifications for a particular job or task, including decisions about promotions.
16. Gathering evidence for possible grievance or disciplinary hearings.
17. Making decisions about your continued employment or engagement.
18. Making arrangements for the termination of our working relationship.
19. Education, training and development requirements.
20. Dealing with legal disputes involving you, or other employees, workers and contractors, including accidents at work.
21. Ascertaining your fitness to work.
22. Managing sickness absence.
23. Complying with health and safety obligations.
24. To prevent fraud.
25. To monitor your use of our information and communication systems to ensure compliance with our IT policies.
26. To ensure network and information security, including preventing unauthorised access to our computer and electronic communications systems and preventing malicious software distribution.
27. To conduct data analytics studies to review and better understand employee retention and attrition rates.
28. Equal opportunities monitoring.

Some of the above grounds for processing will overlap and there may be several grounds which justify our use of your personal information.

If you fail to provide personal information

If you fail to provide certain information when requested, we may not be able to perform the contract we have entered into with you (such as paying you or providing a benefit), or we may be prevented from complying with our legal obligations (such as to ensure the health and safety of our workers).

Change of purpose

We will only use your personal information for the purposes for which we collected it, unless we reasonably consider that we need to use it for another reason and that reason is compatible with the original purpose. If we need to use your personal information for an unrelated purpose, we will notify you and we will explain the legal basis which allows us to do so.

Please note that we may process your personal information without your knowledge or consent, in compliance with the above rules, where this is required or permitted by law.

HOW WE USE PARTICULARLY SENSITIVE PERSONAL INFORMATION

"Special categories" of particularly sensitive personal information, such as information about your health, racial or ethnic origin, sexual orientation or trade union membership, require higher levels of protection. We need to have further justification for collecting, storing and using this type of personal information. We have in place an appropriate policy document and safeguards which we are required by law to maintain when processing such data. We may process special categories of personal information in the following circumstances:

1. In limited circumstances, with your explicit written consent.

2. Where we need to carry out our legal obligations or exercise rights in connection with employment.

3. Where it is needed in the public interest, such as for equal opportunities monitoring.

Less commonly, we may process this type of information where it is needed in relation to legal claims or where it is needed to protect your interests (or someone else's interests) and you are not capable of giving your consent, or where you have already made the information public.

Situations in which we will use your sensitive personal information

In general, we will not process particularly sensitive personal information about you unless it is necessary for performing or exercising obligations or rights in connection with employment. On rare occasions, there may be other reasons for processing, such as it is in the public interest to do so. The situations in which we will process your particularly sensitive personal information are listed below. [We have indicated the purpose or purposes for which we are processing or will process your more sensitive personal information.]

1. We will use information about your physical or mental health, or disability status, to ensure your health and safety in the workplace and to assess your fitness to work, to provide appropriate workplace adjustments, to monitor and manage sickness absence and to administer benefits including statutory maternity pay, statutory sick pay, pensions and permanent health insurance. We need to process this information to exercise rights and perform obligations in connection with your employment.
2. If you leave employment and under any share plan operated by a group company the reason for leaving is determined to be ill-health, injury or disability, we will use information about your physical or mental health, or disability status in reaching a decision about your entitlements under the share plan.

3. If you apply for an ill-health pension under a pension arrangement operated by a group company, we will use information about your physical or mental health in reaching a decision about your entitlement.
4. We will use information about your race or national or ethnic origin, religious, philosophical or moral beliefs, or your sexual life or sexual orientation, to ensure meaningful equal opportunity monitoring and reporting.
5. We will use trade union membership information to pay trade union premiums, register the status of a protected employee and to comply with employment law obligations.

Do we need your consent?

We do not need your consent if we use special categories of your personal information in accordance with our written policy to carry out our legal obligations or exercise specific rights in the field of employment law. In limited circumstances, we may approach you for your written consent to allow us to process certain particularly sensitive data. If we do so, we will provide you with full details of the information that we would like and the reason we need it, so that you can carefully consider whether you wish to consent. You should be aware that it is not a condition of your contract with us that you agree to any request for consent from us.

INFORMATION ABOUT CRIMINAL CONVICTIONS

We may only use information relating to criminal convictions where the law allows us to do so. This will usually be where such processing is necessary to carry out our obligations and provided we do so in line with our data protection policy.

We envisage that we will hold information about criminal convictions.

We will only collect information about criminal convictions if it is appropriate given the nature of the role and where we are legally able to do so. Where appropriate, we will collect information about criminal convictions as part of the recruitment process or we may be notified of such information directly by you in the course of you working for us.

AUTOMATED DECISION-MAKING

Automated decision-making takes place when an electronic system uses personal information to make a decision without human intervention. We are allowed to use automated decision-making in the following circumstances:

1. Where we have notified you of the decision and given you 21 days to request a reconsideration.

2. Where it is necessary to perform the contract with you and appropriate measures are in place to safeguard your rights.

3. In limited circumstances, with your explicit written consent and where appropriate measures are in place to safeguard your rights.

If we make an automated decision on the basis of any particularly sensitive personal information, we must have either your explicit written consent or it must be justified in the public interest, and we must also put in place appropriate measures to safeguard your rights.

You will not be subject to decisions that will have a significant impact on you based solely on automated decision-making, unless we have a lawful basis for doing so and we have notified you.

We do not envisage that any decisions will be taken about you using automated means, however we will notify you in writing if this position changes.

DATA SHARING

We may have to share your data with third parties, including third-party service providers and other entities in the group.

We require third parties to respect the security of your data and to treat it in accordance with the law.

We may transfer your personal information outside the EU.

If we do, you can expect a similar degree of protection in respect of your personal information.

Why might you share my personal information with third parties?

We will share your personal information with third parties where required by law, where it is necessary to administer the working relationship with you or where we have another legitimate interest in doing so.

Which third-party service providers process my personal information?

"Third parties" includes third-party service providers (including contractors and designated agents) and other entities within our group. The following activities are carried out by third-party service providers: payroll, pension administration, benefits provision and administration, IT services.

We will share personal data relating to your participation in any share plans operated by a group company with third party administrators, nominees, registrars and trustees for the purposes of administering the share plans.

We will share personal data regarding your participation in any pension arrangement operated by a group company with the trustees or scheme managers of the arrangement in connection with the administration of the arrangements.

How secure is my information with third-party service providers and other entities in our group?

All our third-party service providers and other entities in the group are required to take appropriate security measures to protect your personal information in line with our policies. We do not allow our third-party service providers to use your personal data for their own purposes. We only permit them to process your personal data for specified purposes and in accordance with our instructions.

When might you share my personal information with other entities in the group?

We will share your personal information with other entities in our group as part of our regular reporting activities on company performance, in the context of a business reorganisation or group restructuring exercise, for system maintenance support and hosting of data. We will share your personal information with

other entities in our group in order to provide Human Resources services to employees. We will share personal data relating to your participation in any share plans and pension arrangements operated by a group company with other entities in the group for the purposes of administering the share plans.

What about other third parties?

We may share your personal information with other third parties, for example in the context of the possible sale or restructuring of the business. In this situation we will, so far as possible, share anonymised data with the other parties before the transaction completes. Once the transaction is completed, we will share your personal data with the other parties if and to the extent required under the terms of the transaction.

We may also need to share your personal information with a regulator or to otherwise comply with the law. This may include making returns to HMRC, disclosures to regulators (including a Regulatory News Service) and disclosures to shareholders such as directors' remuneration reporting requirements, if applicable.

Transferring information outside the EU

We may transfer the personal information we collect about you to third parties or other group entities who are outside the EU.

However, to ensure that your personal information receives an adequate level of protection, we have put in place contractual agreements based on the EU Commission's standard contractual clauses, which seek to ensure that your personal information is treated by those third parties in a way that is consistent with and which respects the EU and UK laws on data protection.

DATA SECURITY

We have put in place measures to protect the security of your information. Details of these measures are available on the intranet.

Third parties will only process your personal information on our instructions and where they have agreed to treat the information confidentially and to keep it secure.

We have put in place appropriate security measures to prevent your personal information from being accidentally lost, used or accessed in an unauthorised way, altered or disclosed. In addition, we limit access to your personal information to those employees, agents, contractors and other third parties who have a business need to know. They will only process your personal information on our instructions and they are subject to a duty of confidentiality.

We have put in place procedures to deal with any suspected data security breach and will notify you and any applicable regulator of a suspected breach where we are legally required to do so.

DATA RETENTION

How long will you use my information for?

We will only retain your personal information for as long as necessary to fulfil the purposes we collected it for, including for the purposes of satisfying any legal, accounting, or reporting requirements. To determine the appropriate retention period for personal data, we consider the amount, nature, and sensitivity of the personal data, the potential risk of harm from unauthorised use or disclosure of your personal data, the purposes for which we process your personal data and whether we can achieve those purposes through other means, and the applicable legal requirements.

In some circumstances we may anonymise your personal information so that it can no longer be associated with you, in which case we may use such information without further notice to you. Once you are no longer an employee, worker or contractor of the company we will retain and securely destroy your personal information in accordance with our data retention policy.

RIGHTS OF ACCESS, CORRECTION, ERASURE, AND RESTRICTION

Your duty to inform us of changes

It is important that the personal information we hold about you is accurate and current. Please keep us informed if your personal information changes during your working relationship with us.

Your rights in connection with personal information

Under certain circumstances, by law you have the right to:

1. **Request access** to your personal information (commonly known as a "data subject access request"). This enables you to receive a copy of the personal information we hold about you and to check that we are lawfully processing it.
2. **Request correction** of the personal information that we hold about you. This enables you to have any incomplete or inaccurate information we hold about you corrected.
3. **Request erasure** of your personal information. This enables you to ask us to delete or remove personal information where there is no good reason for us continuing to process it. You also have the right to ask us to delete or remove your personal information where you have exercised your right to object to processing (see below).
4. **Object to processing** of your personal information where we are relying on a legitimate interest (or those of a third party) and there is something about your particular situation which makes you want to object to processing on this ground. You also have the right to object where we are processing your personal information for direct marketing purposes.
5. **Request the restriction of processing** of your personal information. This enables you to ask us to suspend the processing of personal information about you, for example if you want us to establish its accuracy or the reason for processing it.
6. **Request the transfer** of your personal information to another party.

If you want to review, verify, correct or request erasure of your personal information, object to the processing of your personal data, or request that we transfer a copy of your personal information to another party, please contact Human Resources in writing.

No fee usually required

You will not have to pay a fee to access your personal information (or to exercise any of the other rights). However, we may charge a reasonable fee if your request for access is clearly unfounded or excessive. Alternatively, we may refuse to comply with the request in such circumstances.

What we may need from you

We may need to request specific information from you to help us confirm your identity and ensure your right to access the information (or to exercise any of your other rights). This is another appropriate security measure to ensure that personal information is not disclosed to any person who has no right to receive it.

RIGHT TO WITHDRAW CONSENT

In the limited circumstances where you may have provided your consent to the collection, processing and transfer of your personal information for a specific purpose, you have the right to withdraw your consent for that specific processing at any time. To withdraw your consent, please contact Human Resources. Once we have received notification that you have withdrawn your consent, we will no longer process your information for the purpose or purposes you originally agreed to, unless we have another legitimate basis for doing so in law.

DATA PROTECTION OFFICER

We have appointed a [data protection officer (DPO) to oversee compliance with this privacy notice. If you have any questions about this privacy notice or how we handle your personal information, please contact the DPO. You have the right to make a complaint at any time to the Information Commissioner's Office (ICO), the UK supervisory authority for data protection issues.

CHANGES TO THIS PRIVACY NOTICE

We reserve the right to update this privacy notice at any time, and we will provide you with a new privacy notice when we make any substantial updates. We may also notify you in other ways from time to time about the processing of your personal information.

If you have any questions about this privacy notice, please contact Human Resources as the first point of contact for employees in relation to their personal data.

I, Andrew Harling (employee/XXXXXXXXXXXXXXXX), acknowledge that on 16th May, 2025 (date), I received a copy of Diginex's privacy notice for employees, workers and contractors and that I have read and understood it.
Signature …………………………………………………………
Name Andrew Harling